Exhibit 99.1

Contacts:
James E. Braun, Chief Financial Officer
MRC Global Inc.
Jim.Braun@mrcglobal.com
832-308-2845

FOR IMMEDIATE RELEASE	Ken Dennard, Managing Partner
Dennard — Lascar Associates
ken@dennardlascar.com
713-529-6600

MRC GLOBAL INC. ANNOUNCES FIRST QUARTER 2013 EARNINGS

RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON – MARCH 19, 2013 – MRC Global Inc. (NYSE:MRC) announced today that it will release its first quarter 2013 results on Thursday, May 2, 2013 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Friday, May 3, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global First Quarter 2013 Earnings Conference Call

When:	Friday, May 3, 2013 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Live via phone — By dialing 480-629-9692 and asking for the
MRC Global call at least 10 minutes prior to the start time, or
Live over the Internet — By logging onto the web at the address below

Where:	http://www.mrcglobal.com

For those who cannot listen to the live call, a replay will be available through May 17, 2013 and may be accessed by dialing (303) 590-3030 and using pass code 4609102#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc. – Global Supplier of Choice®

Headquartered in Houston, Texas, MRC, a Fortune 500 company, is the largest global distributor of pipe, valve, and fittings (PVF) and related products and services to the energy industry, based on sales, and supplies these products and services across each of the upstream, midstream and downstream sectors. More information on MRC can be found on our website at www.mrcglobal.com.

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